Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact: Sarah Huoh, 949-250-5070

Investor Contact: Mark Wilterding, 949-250-6826

EDWARDS ANNOUNCES UPDATES FROM ANNUAL MEETING

Board Authorizes Additional $1 Billion for Share Repurchase Program

IRVINE, Calif., May 5, 2020 – Edwards Lifesciences Corporation (NYSE: EW) today announced updates from its annual meeting, in which Edwards’ stockholders voted with the board’s recommendations on all proxy proposals:

•	All eight director nominees were elected as directors of the company for a one-year term;

•	Stockholders advised that they approve the compensation of the company’s named executive officers;

•	Stockholders have approved the Amendment and Restatement of the company’s U.S. and International Employee Stock Purchase Plans;

•	Stockholders have ratified the appointment of the company’s independent registered public accounting firm for fiscal year 2021;

•	Stockholders have advised that they do not approve the stockholder proposal regarding action by written consent; and

•	Stockholders have advised that they do not approve the stockholder proposal to adopt a policy to include non-management employees as prospective director candidates.

During the meeting, the company also announced changes to the company’s board of directors. Nicholas J. Valeriani, a director since 2014, has been appointed chair of the compensation and governance committee. William J. Link, Ph.D., who has been a director since 2009, has retired from the board.

“I’d like to take this opportunity to thank and recognize Bill for his 12 years of contributions and insight in his service to Edwards’ board,” said Michael A. Mussallem, Edwards’ chairman and CEO. “I am grateful to Bill for his dedication and guidance during an immense period of growth for Edwards.”

The company also announced today that the board of directors authorized an additional $1 billion for repurchases of the company’s outstanding shares of common stock under its share repurchase program. As of May 1, 2021, a total of $262 million authorization remains under the program. This authorization enables the company to repurchase shares to continue executing its capital allocation strategies. The company may repurchase shares in the open market or in privately negotiated transactions. The timing and extent of any repurchase will depend upon market conditions, corporate requirements and other factors.

About Edwards Lifesciences

Edwards Lifesciences is the global leader of patient-focused innovations for structural heart disease and critical care monitoring. We are driven by a passion for patients, dedicated to improving and enhancing lives through partnerships with clinicians and stakeholders across the global healthcare landscape. For more information, visit Edwards.com and follow us on Facebook, Instagram, LinkedIn, Twitter and YouTube.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the execution of the company’s capital allocation strategies and timing of repurchases. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. Statements of past performance, efforts, or results about which inferences or assumptions may be made can also be forward-looking statements and are not indicative of future performance or results; these statements can be identified by the use of words such as “continued,” “transform,” “develop,” “preliminary,” “initial,” diligence,” “industry-leading,” “compliant,” “indications,” or “early feedback” or other forms of these words or similar words or expressions or the negative thereof. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those expressed or implied by the forward-looking statements based on a number of factors as detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences and the stylized E logo are trademarks of Edwards Lifesciences Corporation and its affiliates. All other trademarks are the property of their respective owners. This statement is made on behalf of Edwards Lifesciences Corporation and its subsidiaries.

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